UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2022

Mandiant, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11951 Freedom Drive, 6th Floor
Reston, VA 20190
(Address of principal executive offices, including zip code)
(703) 935-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MNDT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 8, 2022, Mandiant, Inc. (the "Company") issued a press release and will hold a conference call regarding its financial results for the fourth quarter and year ended December 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial measures in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.
Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2022, James Medina, the Company’s Senior Vice President of Finance and Corporate Controller, was appointed to the additional role of Chief Accounting Officer, effective immediately. In this additional role, Mr. Medina will serve as the Company’s principal accounting officer. Effective upon Mr. Medina's appointment, Frank Verdecanna ceased serving as the Company’s Chief Accounting Officer and principal accounting officer, but continues to serve as Executive Vice President, Chief Financial Officer and principal financial officer of the Company.
Mr. Medina, age 60, has served as the Company’s Senior Vice President of Finance since July 2021 and as the Company’s Corporate Controller since February 2017. He previously served as the Company’s Vice President of Finance from July 2018 to June 2021 and as the Company’s Assistant Controller from July 2013 to February 2017. Prior to joining the Company, Mr. Medina was Senior Director of Revenue, Reporting and M&A at Velti from March 2012 to July 2013. From August 2010 to March 2012, Mr. Medina supported various technology companies in senior finance positions on a consultative basis. Mr. Medina also served as Vice President and Controller at iPass Inc. from March 2009 to July 2010. Mr. Medina holds a B.S. in Accounting from the University of Colorado and an M.B.A. from the University of Denver.
Effective upon his appointment, Mr. Medina was designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. On February 7, 2022, Mr. Medina became eligible for severance benefits under the Company’s Change of Control Severance Policy for Officers (the "Severance Policy"), and Mr. Medina and the Company entered into a participation agreement thereunder, the form of which is attached to the Severance Policy.
There is no arrangement or understanding between Mr. Medina and any other persons pursuant to which Mr. Medina was selected as Chief Accounting Officer of the Company. There are no family relationships between Mr. Medina and any director or executive officer of the Company and there are no transactions involving Mr. Medina that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDIANT, INC.

Date: February 8, 2022	By:	/s/ Richard Meamber
Richard Meamber Senior Vice President, Legal and Interim General Counsel